Exhibit 5.1

30 ROCKEFELLER PLAZA	AUSTIN	LONDON
NEW YORK, NEW YORK	BEIJING	MOSCOW
10112-4498	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 212.408.2500	DUBAI	RIYADH
FAX +1 212.408.2501	HONG KONG	SAN FRANCISCO
BakerBotts.com	HOUSTON	WASHINGTON

July 22, 2016

CommerceHub, Inc.

201 Fuller Road, 6th Floor

Albany, New York 12203

Re:                             CommerceHub, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by CommerceHub, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has requested our opinion concerning the status under Delaware law of the 6,711,150 shares (the “Shares”) of the Series C common stock, par value $.01 per share (the “Series C Common Stock”) included in the Registration Statement, that may be issued pursuant to the terms of the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan, the CommerceHub, Inc. Legacy Stock Option Plan and the CommerceHub, Inc. 2016 Employee Stock Purchase Plan (together, the “Plans”).  The Company has also requested our opinion concerning the status under Delaware law of the 87,541 shares (the “Resale Shares”) of Series C Common Stock included in the Registration Statement, offered for resale by certain selling stockholders listed in the reoffer prospectus contained in the Registration Statement.  The Resale Shares were acquired by the selling stockholders prior to the spin-off of the Company from Liberty Interactive Corporation as a result of the conversion of shares of common stock of our former wholly owned subsidiary, Commerce Technologies, Inc., that were acquired upon exercise of stock options granted under the Commerce Technologies, Inc. 1999 Stock Option Plan (As Amended and Restated Effective February 13, 2002).

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                      Restated Certificate of Incorporation of the Company, as currently in effect;

2.                                      Bylaws of the Company, as currently in effect;

3.                                      Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plans and the preparation and filing of the Registration Statement under the Securities Act;

4.                                      The Plans;

5.                                      The Commerce Technologies, Inc. 1999 Stock Option Plan (As Amended and Restated Effective February 13, 2002); and

6.                                      Such certificates, corporate records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plans as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plans, the Company shall continue to have sufficient authorized and unissued shares of Series C Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                      The Shares are duly authorized for issuance.

2.                                      If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

3.                                      The Resale Shares are duly authorized, validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.
BAKER BOTTS L.L.P.